Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement on Form S-8 of TuHURA Biosciences, Inc. (the “Company”) of our report dated April 1, 2024, related to the consolidated financial statements of the Company as of and for the year ended December 31, 2023.

/s/ Cherry Bekaert LLP

Tampa, Florida

December 23, 2024